Exhibit 99.1

FOR IMMEDIATE RELEASE

October 27, 2022

Codorus Valley Bancorp, Inc.

Reports Third Quarter 2022 Earnings

YORK, Pa. – Codorus Valley Bancorp, Inc. (“Codorus Valley”, or the “Corporation”) (NASDAQ: CVLY), parent company of PeoplesBank, A Codorus Valley Company (“PeoplesBank”, or the “Bank”), today reported net income of $7.2 million or $0.75 per diluted common share, for the third quarter of 2022. This compares to net income of $2.0 million or $0.20 per diluted common share for the second quarter of 2022, representing an increase of $5.2 million or 266.3 percent and net income of $4.8 million or $0.49 per diluted common share, for the third quarter of 2021. For the nine months ended September 30, 2022, net income was $12.2 million or $1.27 per diluted common share, compared to $12.0 million or $1.22 per diluted common share, for the nine months ended September 30, 2021.

Third quarter financial and operational highlights include:

-	Quarterly net income of $7.2 million compared to net income of $4.8 million in the year-ago quarter and $2.0 million in the linked quarter

-	Quarterly net annualized loan growth of 8.6 percent

-	Linked quarter 48 basis point increase in net interest margin to 3.66 percent, and 76 basis point increase from the quarter ended September 30, 2021

-	Quarterly efficiency ratio of 63.5 percent

-	Continued improvement in credit metrics with nonperforming assets to total loans and foreclosed real estate falling to 0.99 percent

-	Cash dividend of $0.15 per share payable on or before November 8, 2022, to common shareholders of record on October 25, 2022

“In the third quarter, the PeoplesBank team has continued to execute on our strategic plan to improve future performance and increase shareholder value. By focusing on growing our core business, improving asset quality, improving the cost of deposits, and implementing processes to improve efficiency, the Corporation experienced strong loan growth and increased net income during the quarter. As shown by our financial results, our continued platform digitalization and investment in technology continue to accelerate growth and reduce operating costs,” stated Craig L. Kauffman, President and CEO.

REVIEW OF RESULTS

Balance Sheet

Loans

Loans, which include SBA-backed Paycheck Protection Program loans (SBA PPP loans), increased $69.3 million from December 31, 2021 to September 30, 2022, or 4.3 percent as the impact of net commercial loan growth outpaced SBA PPP loan forgiveness. Excluding SBA PPP loans, total loans increased $96.8 million from December 31, 2021 to September 30, 2022, or 8.6 percent annualized. SBA PPP loans, net of deferred fees and costs, declined by $27.6 million to $0.1 million at September 30, 2022 from $27.7 million at December 31, 2021 due to forgiveness activity.

Non-accrual loans decreased $18.3 million, or 54.5 percent to $15.3 million from December 31, 2021 to September 30, 2022 as a result of PeoplesBank’s continued efforts in this area.

Investment Securities

Investment Securities increased $88.6 million to $344.2 million at September 30, 2022 compared to $255.6 million at December 31, 2021, as the Bank deployed excess liquidity through selective purchases of mortgage-backed securities, corporate securities and municipal securities.

Deposits

Deposits decreased $129.8 million, or 6.1 percent from December 31, 2021 to September 30, 2022, ending the period at $2.0 billion as the Corporation strategically changed the product concentration away from certificates of deposit funding. During the first nine months of 2022, non-interest bearing demand accounts decreased $37.7 million or 7.2 percent. Also decreasing during the first nine months of 2022 were money market accounts by $47.1 million or 6.3 percent and certificates of deposits by $68.6 million or 14.9 percent. Offsetting the decreases was a $9.2 million or 3.5 percent increase in interest bearing checking accounts and a $14.3 million increase or 9.5 percent in savings accounts.

Income Statement

The Corporation’s net interest income for the three months ended September 30, 2022 was $20.4 million, an increase of 26.8 percent when compared to $16.0 million for the same period in 2021 and an increase of 14.7 percent when compared to $17.7 million for the linked quarter. The Corporation’s tax-equivalent net interest margin (“NIM”) was 3.66 percent for the three months ended September 30, 2022, compared to 2.90 percent for the same period in 2021 and 3.18 percent for the linked quarter. Net interest income for the nine months ended September 30, 2022 was $53.8 million, an increase of 15.8 percent when compared to $46.4 million for the same period in 2021. The Corporation’s tax-equivalent NIM was 3.21 percent for the nine months ended September 30, 2022, compared to 2.91 percent for the same period in 2021.

For the three months ended September 30, 2022 the Corporation realized a recovery of the provision for loan losses of $567,000 compared to a provision for loan losses of $349,000 for the same period in 2021 and a provision for loan losses of $3.0 million for the linked quarter. The decreased, or negative, provision was primarily the result of improving credit metrics and a reduction in the historical loss factor. The provision for loan losses for the nine months ended September 30, 2022 was $3.4 million compared to $1.9 million for the same period in 2021. The Corporation’s nonperforming assets ratio was 0.99 percent as of September 30, 2022, a 64.0 percent decrease from the nonperforming assets ratio as of September 30, 2021 of 2.75 percent and a 55.4 percent decrease from the nonperforming assets ratio as of December 31, 2021 of 2.22 percent.

Noninterest income for the third quarter 2022 was $3.6 million, a decrease of $497,000 or 12.1 percent, as compared to noninterest income of $4.1 million for the third quarter 2021 and a decrease of $300,000 or 7.7 percent as compared to the linked quarter. The decrease in both periods was primarily due to a loss on the write down of assets held for sale and lower gains on sales of mortgage loans recognized during the current quarter. Noninterest income for the nine months ended September 30, 2022 was $11.4 million, a decrease of $508,000, as compared to noninterest income of $11.9 million for the nine months ended September 30, 2021. The year-to-date decrease was primarily due to lower gains on sales of mortgage loans, offset by a loss on the write down of assets held for sale in the prior year.

Noninterest expense was $15.3 million for the third quarter 2022, an increase of $1.6 million or 11.5 percent, as compared to noninterest expense of $13.6 million for the third quarter 2021 and a decrease of $900,000 compared to noninterest expense of $16.2 million for the linked quarter. Higher personnel expense was the primary driver of the increase compared to the prior year. Lower professional/legal expense and lower charitable donations were the primary factors accounting for the decrease compared to the linked quarter. Noninterest expense was $46.2 million for the nine months ended September 30, 2022, an increase of $4.8 million or 11.7 percent, as compared by noninterest expense of $41.1 million for the nine months ended September 30, 2021. Professional/legal expense and other expense were the primary drivers of the increase in the first nine months of 2022 compared to the same period in 2021.

Income tax expense for the quarter ended September 30, 2022 was $2.1 million compared to $688,000 for the same period in 2021 and $1.6 million in the linked quarter. The effective tax rate for the three months ended September 30, 2022, September 30, 2021 and June 30, 2022 was 22.3 percent, 22.2 and 20.4 percent, respectively. Income tax expense for the nine months ended September 30, 2022 was $3.4 million compared to $3.3 million for the same period in 2021. The effective tax rate for the nine months ended September 30, 2022 and September 30, 2021 was 21.7 and 21.6, respectively.

Dividend Declared

On October 11, 2022, the Board of Directors of the Corporation declared a regular quarterly cash dividend of $0.15 per share, payable on or before November 8, 2022 to common shareholders of record at the close of business on October 25, 2022. The payment of this $0.15 per share cash dividend in the fourth quarter 2022 is equal to the cash dividend paid in the prior three quarters.

Business Lines

PeoplesBank continues to execute on its digital strategy by offering a fully online loan application for seven business loan products. This new process offers small business clients the ability to efficiently and conveniently apply for a loan securely; affording faster decisions and access to funds.

Construction for the East York Financial Center’s upgrade to a Connections Center began in late September. This will be the second Connections Center in York County and the fourth overall for the bank. The construction is anticipated to be completed in late November. East York will remain open to serve clients throughout the construction process.

The Mortgage Banking Division continues to experience lower than anticipated mortgage sales due to rising rates and a softening of the market. Mortgage activity in portfolio-designed Physician’s Preferred Mortgage has led to targeted growth during the quarter.

The Wealth Management team continues to nurture existing clients and prospect leads through several Roundtable Breakfast events in which they partner hosting with the C & I Lending team.

About Codorus Valley Bancorp, Inc.

Codorus Valley Bancorp, Inc. is the largest independent financial services holding company headquartered in York, Pennsylvania. Codorus Valley primarily operates through its financial services subsidiary, PeoplesBank, A Codorus Valley Company. PeoplesBank offers a full range of consumer, business, wealth management, and mortgage services at financial centers located in communities throughout South Central Pennsylvania and Central Maryland. Codorus Valley Bancorp, Inc.’s Common Stock is listed on the NASDAQ Global Market under the symbol CVLY.

Forward-looking Statements

This Press Release may contain forward-looking statements by Codorus Valley Bancorp, Inc. (the “Corporation”). Forward-looking statements may include information concerning the financial condition, results of operations and business of the Corporation and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “should,” “will,” “could,” “believes,” “plans,” “expects,” “estimates,” “anticipates,” “strives to,” “seeks,” ”intends,” or similar words or expressions. Forward-looking statements may include, but are not limited to, discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, goals, expectations or consequences, and statements about future performance, expenses, operations, or products and services of Codorus Valley Bancorp, Inc. and its subsidiaries.

Forward-looking statements are not historical facts, nor should they be relied upon as providing assurance of future performance. Forward looking statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control. Actual results could differ materially from those indicated in forward-looking statements due to, among others, the following factors: changes in market interest rates, market volatility, market downturns, changes in consumer behavior, business closures, deterioration in the credit quality of borrowers, inability of borrowers to satisfy their obligations, changes in the value of collateral securing loans, competition, economic downturn or recession, and government regulation and supervision.

A discussion of certain risks and uncertainties affecting the Corporation can also be found in its Annual Report on Form 10-K for the year-ended December 31, 2021, and in its 2022 Form 10-Qs, which are filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at www.sec.gov or in the Investor Relations section of the Corporation’s website at www.peoplesbanknet.com. We include web addresses here as inactive textual references only. Note that the Corporation makes no commitment to update or revise any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and includes the filing date of a public company’s financial statements when filed with the SEC. Accordingly, the consolidated financial information in this announcement is subject to change. The Corporation uses certain non-GAAP (Generally Accepted Accounting Principles) financial measures in this Press Release. These measures have limitations as analytical tools and should not be considered a substitute for analysis of results under GAAP. These non-GAAP financial measures are reconciled to the most comparable measures following the Financial Highlights section.

Questions or comments concerning this Press Release should be directed to:

Codorus Valley Bancorp, Inc.
Craig L. Kauffman	Larry D. Pickett
President and CEO	Treasurer
717-747-1501	717-747-1502
ckauffman@peoplesbanknet.com	lpickett@peoplesbanknet.com

Codorus Valley Bancorp, Inc.

Financial Highlights

Condensed Consolidated Statements of Income (Unaudited)

(in thousands of dollars, except per share data)

	Quarterly			Year-to-Date
	3rd Qtr	2nd Qtr	3rd Qtr	September 30,
	2022	2022	2021	2022	2021
Interest income	$22,673	$19,283	$18,301	$59,253	$54,172
Interest expense	2,322	1,544	2,253	5,462	7,733
Net interest income	20,351	17,739	16,048	53,791	46,439
(Recovery of) provision for loan losses	(567)	2,974	349	3,434	1,932
Noninterest income	3,611	3,911	4,108	11,384	11,892
Noninterest expense	15,322	16,223	13,659	46,221	41,145
Income before income taxes	9,207	2,453	6,148	15,520	15,254
Provision for income taxes	2,053	500	1,365	3,360	3,289
Net income	$7,154	$1,953	$4,783	$12,160	$11,965
Basic earnings per share	$0.75	$0.20	$0.49	$1.28	$1.22
Diluted earnings per share	$0.75	$0.20	$0.49	$1.27	$1.22

Condensed Consolidated Statements of Financial Condition (Unaudited)

(in thousands of dollars)

	September 30,	December 31,	September 30,
	2022	2021	2021
Cash and short term investments	$222,796	$545,494	$491,417
Investment securities	344,208	255,596	225,887
Loans	1,599,896	1,537,627	1,533,756
Allowance for loan losses	(22,232)	(22,782)	(22,336)
Net loans	1,577,664	1,514,845	1,511,420
Premises and equipment, net	21,094	21,955	21,993
Operating leases right-of-use assets	3,242	1,697	1,915
Goodwill	2,301	2,301	2,301
Other assets	87,100	76,684	75,223
Total assets	$2,258,405	$2,418,572	$2,330,156

Deposits	$2,014,007	$2,143,765	$2,049,360
Borrowed funds	24,808	32,340	33,886
Subordinated debentures	30,744	30,683	30,663
Operating leases liability	3,381	1,803	2,031
Other liabilities	17,126	14,476	15,504
Shareholders' equity	168,339	195,505	198,712
Total liabilities and shareholders' equity	$2,258,405	$2,418,572	$2,330,156

Codorus Valley Bancorp, Inc.

Financial Highlights

Selected Financial Data (Unaudited)

	Quarterly					Year-to-Date
	2022	2022	2022	2021	2021	September 30,
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2022	2021
Earnings and Per Share Data (1)
(in thousands, except per share data)
Net income	$7,154	$1,953	$3,053	$2,694	$4,783	$12,160	$11,965
Basic earnings per share	$0.75	$0.20	$0.32	$0.28	$0.49	$1.28	$1.22
Diluted earnings per share	$0.75	$0.20	$0.32	$0.28	$0.49	$1.27	$1.22
Cash dividends paid per share	$0.15	$0.15	$0.15	$0.15	$0.13	$0.45	$0.39
Book value per share	$17.63	$18.37	$19.28	$20.64	$20.72	$17.63	$20.72
Tangible book value per share (2)	$17.39	$18.13	$19.04	$20.40	$20.48	$17.39	$20.48
Tangible book value per share without AOCI (8)	$21.21	$20.59	$20.50	$20.41	$20.33	$21.21	$20.33
Average shares outstanding	9,545	9,532	9,486	9,506	9,699	9,521	9,785
Average diluted shares outstanding	9,568	9,565	9,517	9,548	9,748	9,550	9,821

Performance Ratios (%)
Return on average assets (3)	1.25	0.34	0.51	0.46	0.83	0.69	0.71
Return on average equity (3)	15.93	4.31	6.33	5.46	9.56	8.78	8.02
Net interest margin (4)	3.66	3.18	2.79	2.75	2.90	3.21	2.91
Efficiency ratio (5)	63.51	74.43	74.51	74.31	67.33	70.44	70.02
Net overhead ratio (3)(6)	2.04	2.11	1.81	1.79	1.66	1.99	1.73

Asset Quality Ratios (%)
Net loan charge-offs to average loans (3)	0.02	0.54	0.47	0.34	0.01	0.34	0.07
Allowance for loan losses to total loans (7)	1.39	1.44	1.44	1.49	1.47	1.39	1.47
Nonperforming assets to total loans and foreclosed real estate	0.99	1.05	2.00	2.22	2.75	0.99	2.75

Capital Ratios (%)
Average equity to average assets	7.84	7.78	8.09	8.34	8.70	7.90	8.85
Tier 1 leverage capital ratio	9.18	8.79	8.60	8.59	8.92	9.18	8.92
Common equity Tier 1 capital ratio	11.80	11.63	11.93	12.11	12.38	11.80	12.38
Tier 1 risk-based capital ratio	12.38	12.23	12.54	12.74	13.01	12.38	13.01
Total risk-based capital ratio	15.42	15.30	15.67	15.92	16.21	15.42	16.21

(1)	per share amounts and shares outstanding were adjusted for stock dividends

(2)	non-GAAP measure - book value less goodwill and core deposit intangibles; see reconciliation below

(3)	annualized for the quarterly periods presented

(4)	net interest income (tax-equivalent) as a percentage of average interest earning assets

(5)	noninterest expense as a percentage of net interest income and noninterest income (tax-equivalent)

(6)	noninterest expense less noninterest income as a percentage of average assets

(7)	excludes loans held for sale

(8)	non-GAAP measure - book value less accumulated other comprehensive income; see reconciliation below

Reconciliation of Non-GAAP Financial Measures (Tangible Book Value and Tangible Book Value without AOCI)

(in thousands, except per share data)	2022	2022	2022	2021	2021
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Total Shareholders’ Equity	$168,339	$175,282	$183,719	$195,505	$198,712
Less: Preferred Stock	0	0	0	0	0
Less: Goodwill and Other Intangible Assets	(2,303)	(2,304)	(2,305)	(2,301)	(2,306)
Tangible Shareholders' Equity	$166,036	$172,978	$181,414	$193,204	$196,406
Less: Accumulated Other Comprehensive Income	(36,499)	(23,462)	(13,957)	(164)	1,431
Tangible Shareholders' Equity without AOCI	$202,535	$196,440	$195,371	$193,368	$194,975

Common Shares Outstanding	9,548	9,541	9,528	9,472	9,592
Book Value Per Share	$17.63	$18.37	$19.28	$20.64	$20.72
Effect of Intangible Assets	(0.24)	(0.24)	(0.24)	(0.24)	(0.24)
Tangible Book Value Per Share	$17.39	$18.13	$19.04	$20.40	$20.48

Book Value Per Share	$17.63	$18.37	$19.28	$20.64	$20.72
Effect of Intangible Assets and AOCI	3.58	2.22	1.22	(0.23)	(0.39)
Tangible Book Value Per Share without AOCI	$21.21	$20.59	$20.50	$20.41	$20.33

This report contains certain financial information determined by methods other than in accordance with GAAP. This non-GAAP disclosure has limitation as an analytical tool and should not be considered in isolation or as a substitute for the analysis of the Corporation's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Our management uses this non-GAAP measure in its analysis of our performance because it believes this measure is material and will be used as a measure of our performance by inestors.

ANALYSIS OF NET INTEREST INCOME

Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)

	Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
(Dollars in thousands)	Average Balance	Taxable-Equivalent Interest	Taxable-Equivalent Rate	Average Balance	Taxable-Equivalent Interest	Taxable-Equivalent Rate	Average Balance	Taxable-Equivalent Interest	Taxable-Equivalent Rate

Assets
Interest bearing deposits with banks	$260,302	$1,486	2.26%	$331,335	$648	0.78%	$454,474	$174	0.15%
Investment securities:
Taxable	347,656	2,080	2.37	317,889	1,742	2.20	193,854	933	1.91
Tax-exempt	26,414	142	2.13	25,561	132	2.07	21,594	109	2.00
Total investment securities	374,070	2,222	2.36	343,450	1,874	2.19	215,448	1,042	1.92
Loans:
Taxable (1)	1,556,060	18,817	4.80	1,557,857	16,648	4.29	1,519,946	17,028	4.44
Tax-exempt	23,057	222	3.82	15,837	176	4.46	9,430	99	4.17
Total loans	1,579,117	19,039	4.78	1,573,694	16,824	4.29	1,529,376	17,127	4.44
Total earning assets	2,213,489	22,747	4.08	2,248,479	19,346	3.45	2,199,298	18,343	3.31
Other assets (2)	78,942			82,763			102,294
Total assets	$2,292,431			$2,331,242			$2,301,592
Liabilities and Shareholders’ Equity
Deposits:
Interest bearing demand	$982,174	1,238	0.50%	$981,025	431	0.18%	$906,383	$451	0.20%
Savings	166,275	13	0.03	165,245	12	0.03	139,940	18	0.05
Time	402,576	556	0.55	423,298	567	0.54	500,718	1,255	0.99
Total interest bearing deposits	1,551,025	1,807	0.46	1,569,568	1,010	0.26	1,547,041	1,724	0.44
Short-term borrowings	13,255	13	0.39	12,080	12	0.40	11,890	12	0.40
Long-term debt	15,047	133	3.51	21,828	152	2.80	23,707	148	2.48
Subordinated debentures	30,737	369	4.76	30,717	370	4.84	30,656	369	4.78
Total interest bearing liabilities	1,610,064	2,322	0.57	1,634,193	1,544	0.38	1,613,294	2,253	0.55
Noninterest bearing deposits	489,589			503,211			474,796
Other liabilities	12,992			12,531			13,289
Shareholders' equity	179,786			181,307			200,213
Total liabilities and shareholders' equity	$2,292,431			$2,331,242			$2,301,592
Net interest income (tax equivalent basis)		$20,425			$17,802			$16,090
Net interest margin (3)			3.66%			3.18%			2.90%
Tax equivalent adjustment		(74)			(63)			(42)
Net interest income		$20,351			$17,739			$16,048

(1)	Average balances include nonaccrual loans.

(2)	Average balances include bank owned life insurance and foreclosed real estate.

(3)	Net interest income (tax-equivalent basis) annualized as a percentage of average interest earning assets.

ANALYSIS OF NET INTEREST INCOME

Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)

	Nine Months Ended
	September 30, 2022			September 30, 2021
(Dollars in thousands)	Average Balance	Taxable-Equivalent Interest	Taxable-Equivalent Rate	Average Balance	Taxable-Equivalent Interest	Taxable-Equivalent Rate

Assets
Interest bearing deposits with banks	$357,588	$2,362	0.88%	$388,176	$360	0.12%
Investment securities:
Taxable	308,214	5,111	2.22	171,402	2,354	1.84
Tax-exempt	25,526	398	2.08	20,585	335	2.18
Total investment securities	333,740	5,509	2.21	191,987	2,689	1.87
Loans:
Taxable (1)	1,543,502	51,059	4.42	1,550,637	50,962	4.39
Tax-exempt	16,640	509	4.09	9,467	287	4.05
Total loans	1,560,142	51,568	4.42	1,560,104	51,249	4.39
Total earning assets	2,251,470	59,439	3.53	2,140,267	54,298	3.39
Other assets (2)	84,518			106,513
Total assets	$2,335,988			$2,246,780
Liabilities and Shareholders’ Equity
Deposits:
Interest bearing demand	$986,805	1,999	0.27%	$852,489	$1,306	0.20%
Savings	162,538	37	0.03	129,780	49	0.05
Time	425,490	1,843	0.58	516,064	4,538	1.18
Total interest bearing deposits	1,574,833	3,879	0.33	1,498,333	5,893	0.53
Short-term borrowings	11,780	35	0.40	10,096	30	0.40
Long-term debt	20,049	440	2.93	37,695	703	2.49
Subordinated debentures	30,717	1,108	4.82	30,636	1,107	4.83
Total interest bearing liabilities	1,637,379	5,462	0.45	1,576,760	7,733	0.66
Noninterest bearing deposits	501,243			456,497
Other liabilities	12,766			14,717
Shareholders' equity	184,598			198,806
Total liabilities and shareholders' equity	$2,335,986			$2,246,780
Net interest income (tax equivalent basis)		$53,977			$46,565
Net interest margin (3)			3.21%			2.91%
Tax equivalent adjustment		(186)			(126)
Net interest income		$53,791			$46,439

(1)	Average balances include nonaccrual loans.

(2)	Average balances include bank owned life insurance and foreclosed real estate.

(3)	Net interest income (tax-equivalent basis) annualized as a percentage of average interest earning assets.